THIRD AMENDMENT TO SUBLEASE THIS THIRD AMENDMENT TO SUBLEASE (this "Amendment") is made as of August _Q_, 2025, by and between GRIFFIN CAPITAL COMPANY, LLC, a Delaware limited liability company ("Sublessor"), and PKST OP, L.P., a Delaware limited partnership ("Sublessee"). RECITALS: A. Sublessor and Sublessee (as successor to Peakstone Realty Trust f/k/a Griffin Realty Trust, Inc. by assignment) are parties to that certain Sublease, dated September 1, 2021, as amended by that certain First Amendment to Sublease, dated March I, 2024, and that certain Second Amendment to Sublease, dated May I, 2024 (as amended from time to time, the "Sublease"), pursuant to which Sublessee subleases from Sublessor the office building located at 1520 E. Grand A venue, El Segundo, CA 90245, as more particularly described in the Sublease. B. Pursuant to that certain Consent of Master Landlord to Sublease and Acknowledgment by Sublessor and Sublessee, dated September 1, 2021, and attached to the Sublease as Exhibit D thereto (as amended from time to time, the "Consent"), GCPI, LLC, a Delaware limited liability company (and the Master Landlord under the Master Lease) ("Master Landlord"), consented to the Sublease and the parties made certain other agreements related to the Sublease and Master Lease. C. Sublessor and Sublessee desire to amend the Sublease to make certain modifications thereto, all pursuant to the terms of this Amendment. AGREEMENT: Now, THEREFORE, the parties hereby agree as follows: 1. DEFINED TERMS. Words whose initial letters are capitalized are defined teims. Any capitalized term that is not defined in this Amendment shall have the same meaning that is ascribed to that term in the Sublease ( or, if not defined in the Sublease, shall have the same meaning that is ascribed to that term in the Master Lease). 2. AMENDMENTS TO THE SUBLEASE. 2.1 Sublessee Termination Right. Sublessee may terminate the Sublease at any time, without cause, by delivering notice (a "Termination Notice") to Sublessor. The termination shall be effective on the date set forth as the termination date in Sublessee's Termination Notice, but no earlier than 30 days after the date on which Sublessee delivers its Termination Notice to Sublessor. If Sublessee exercises its termination right, neither patty shall have any further obligation to the other under the Sublease except as may have accrued under the Sublease prior to the effective date of termination. 2.2 Sublessee's Notice Address. Sublessee's address for notices under the Sublease is amended to be: EXHIBIT 10.2